UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-37497	26-4596286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive, Wilmington, NC		28403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (910) 790-5867

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, the 162(m) Subcommittee of the Compensation Committee of the Board of Directors of Live Oak Bancshares, Inc. (the “Company”) approved two restricted stock unit (“RSU”) awards for Neil L. Underwood, the Company’s President, under the Company’s 2015 Omnibus Stock Incentive Plan (the “Plan”).

Under the terms of one award, Mr. Underwood is entitled to receive 435,000 shares of the Company’s voting common stock upon vesting of the RSUs. The vesting of the RSUs is subject to the Company achieving total revenue of at least $100 million for fiscal year 2016. In the event the Company does not meet this performance criteria, all of the RSUs will be forfeited. If Mr. Underwood’s employment terminates for any reason (other than death or Disability, as such term is defined in the Plan) before the RSUs vest, all of the RSUs will be forfeited. Shares delivered under the award will be subject to clawback in the event that Mr. Underwood voluntarily terminates his employment before December 31, 2020.

Under the terms of the second award, Mr. Underwood is entitled to receive 600,000 shares of the Company’s voting common stock upon vesting of the RSUs. The vesting of the RSUs under this award is also subject to the Company achieving total revenue of at least $100 million for fiscal year 2016. In addition, in order for the RSUs to vest, the Company’s voting common stock must attain a closing price equal to or greater than $34.00 per share for at least twenty (20) consecutive trading days at any time prior to March 23, 2023. In the event of a Corporate Transaction (as such term is defined in the Plan) or the termination of Mr. Underwood’s employment due to death or Disability, in each case prior to March 23, 2023, a portion of the RSUs are eligible for vesting if the applicable modified stock price is achieved.

The vesting of the RSUs is subject to the approval by the Company’s shareholders of certain amendments to the Plan, including an increase in the number of shares authorized under the Plan, at the annual meeting of the Company’s shareholders scheduled for May 2016. In the event that such amendments are not approved by the shareholders, then the RSUs will be canceled.

The foregoing description of the RSU awards does not purport to be complete and is qualified in its entirety by reference to the RSU award agreements, copies of which are filed as Exhibits 99.1 and 99.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Performance RSU Award Agreement
99.2	Performance RSU Award Agreement with Stock Price Condition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE OAK BANCSHARES, INC.
	By:	/s/ S. Brett Caines
S. Brett Caines
Chief Financial Officer

Dated: March 25, 2016